Exhibit 99.1  Press Release dated October 16, 2014

Citizens First Corporation Announces Third Quarter 2014 Results

NEWS For Immediate Release
Contact: Todd Kanipe, CEO tkanipe@citizensfirstbank.com Steve Marcum, CFO smarcum@citizensfirstbank.com Citizens First Corporation 1065 Ashley Street, Suite 150 Bowling Green, KY 42103 270.393.0700

BOWLING GREEN, KY, October 16, 2014 – Citizens First Corporation (NASDAQ: CZFC) today reported results for the quarter ending September 30, 2014, which include the following:

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For the quarter ended September 30, 2014, the Company reported net income of $930,000, which represents an increase of $197,000 from the linked quarter ended June 30, 2014 and an increase of $697,000 from the quarter ended September 30, 2013. “Our continued earnings improvement in 2014 is directly attributable to improved credit quality, loan growth, and a focus on margin,” said Todd Kanipe, President & CEO of Citizens First.  “Lower non-performing assets in 2014 have significantly reduced provision and collection expenses. In addition, loan growth in Kentucky and Tennessee and a stable expense structure have combined to improve core earnings.”

•
Earnings per diluted common share for the current quarter were $0.38, an increase of $0.09 from the linked quarter ended June 30, 2014 and an increase of $0.36 for the quarter ended September 30, 2013.

•
For the nine months ended September 30, 2014, net income totaled $2.35 million, or $0.94 per diluted common share.  This represents an increase of $1.21 million, or $0.67 per diluted common share, from the net income of $1.14 million in the first nine months of the previous year.

•
The Company’s net interest margin was 3.91% for the quarter ended September 30, 2014 compared to 3.74% for the linked quarter ended June 30, 2014 and 3.88% for the quarter ended September 30, 2013, an increase of 17 basis points for the linked quarter and an increase of 3 basis points from the prior year.  The Company’s net interest margin increased from prior periods due to an improvement in the mix of earning assets.

Third Quarter 2014 Compared to Second Quarter 2014

•	Net interest income increased $150,000, or 4.3%, as the volume of average loans increased $4.6 million.

•
Non-interest income increased $6,000, or 0.8%, primarily due to an increase in other service charges and fees of $57,000 and gain on the sale of mortgage loans of $25,000, offset by a decrease in security gains of $74,000.

•	Non-interest expense increased $8,000, or 0.3%, compared to the previous quarter, primarily due to an increase in personnel expense.

Third Quarter 2014 Compared to Third Quarter 2013

•	Net interest income increased $45,000, or 1.2%, as the volume of average earning assets increased over the prior year.

•	Non-interest income decreased $32,000, or 4.0%, primarily due to a decline in service charges on deposit accounts.

•	Non-interest expense decreased $138,000, or 4.2%, due to a decrease in legal and collection expenses.

Balance Sheet at September 30, 2014

•
Total assets increased $842,000, or 0.2%, from December 31, 2013 to September 30, 2014 due to a growth in loans which was offset primarily by a reduction in federal funds sold.  Average assets year-to-date decreased 0.3%, or $1.3 million, from 2013.  Average interest earning assets year-to-date decreased 0.2%, or $657,000, from 2013.

•	Loans outstanding increased $15.8 million, or 5.4%, from December 31, 2013 to September 30, 2014, while average loans year-to-date decreased $689,000, or 0.2%.

•	Non-performing assets totaled $2.2 million, or 0.52% of total assets, at September 30, 2014 compared to $2.0 million, or 0.49% of total assets at December 31, 2013, an increase of $145,000.

•
The allowance for loan losses at September 30, 2014 was $4.9 million, or 1.58% of total loans, compared to $4.7 million, or 1.58% of total loans as of December 31, 2013.  The allowance increased due to an increase in outstanding loans for the year.

•	Deposits decreased $5.8 million, or 1.7%, from December 31, 2013 to September 30, 2014. Average deposits year-to-date increased $4.0 million, or 1.2%, compared to 2013.

•
Stockholders’ equity decreased $713,000, or 1.9%, from December 31, 2013 to September 30, 2014.  During the first quarter of 2014, the Company paid $3.3 million to repurchase the remaining 93 shares of the Series A preferred stock that the Company had issued to the Treasury in 2008 under the TARP Capital Purchase Program.

•
The tangible equity ratio declined slightly to 8.15% as of September 30, 2014 compared to 8.28% at December 31, 2013 due to the repurchase of the Company’s Series A preferred stock noted above. The tangible book value per common share improved from $11.51 at December 31, 2013, to $12.93 at September 30, 2014.  The Company and Citizens First Bank are categorized as “well capitalized” under regulatory guidelines.

About Citizens First Corporation

Citizens First Corporation is a bank holding company headquartered in Bowling Green, Kentucky and established in 1999.  The Company has branch offices located in Barren, Hart, Simpson and Warren Counties in Kentucky, and a loan production office in Williamson County, Tennessee.  Additional information concerning our products and services is available at www.citizensfirstbank.com.

Forward-Looking Statements

Statements in this press release relating to Citizens First Corporation's plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon the Company’s current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially.  Among the risks and uncertainties that could cause actual results to differ materially are economic conditions generally and in the market areas of the Company, a continuation or worsening of the current disruption in credit and other markets, goodwill impairment, overall loan demand, increased competition in the financial services industry which could negatively impact the Company’s ability to increase total earning assets, and the retention of key personnel.  Actions by the Department of the Treasury and federal and state bank regulators in response to changing economic conditions, changes in interest rates, loan prepayments by and the financial health of the Company’s borrowers, and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios
Consolidated Statement of Income:
	Three Months Ended
	Sept 30	June 30	March 31	Dec 31	Sept 30
	2014	2014	2014	2013	2013
Interest income	$4,354	$4,230	$4,181	$4,411	$4,381
Interest expense	675	701	683	682	747
Net interest income	3,679	3,529	3,498	3,729	3,634

Provision for loan losses	-	150	125	450	900

Non-interest income:
Service charges on deposits	300	296	261	319	341
Other service charges and fees	198	141	153	133	156
Gain on sale of mortgage loans	76	51	24	36	81
Non-deposit brokerage fees	67	75	69	72	91
Lease income	76	74	75	75	74
BOLI income	47	47	47	49	53
Securities gains	-	74	-	27	-
Total	764	758	629	711	796

Non-interest expenses:
Personnel expense	1,519	1,486	1,527	1,419	1,382
Net occupancy expense	501	479	482	485	499
Advertising and public relations	74	93	83	65	70
Professional fees	137	149	153	141	201
Data processing services	250	248	233	266	280
Franchise shares and deposit tax	146	145	146	145	146
FDIC insurance	73	74	77	119	150
Core deposit intangible amortization	82	82	84	79	84
Postage and office supplies	54	59	51	38	35
Other real estate owned expenses	10	47	10	46	7
Other	295	271	216	258	425
Total	3,141	3,133	3,062	3,061	3,279

Income before income taxes	1,302	1,004	940	929	251
Provision for income taxes	372	271	249	227	18
Net income	930	733	691	702	233

Dividends and accretion on preferred stock	131	127	132	184	178
Net income available for common shareholders	$799	$606	$559	$518	$55
Basic earnings per common share	$0.41	$0.31	$0.28	$0.26	$0.03
Diluted earnings per common share	$0.38	$0.29	$0.27	$0.25	$0.02

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Key Operating Statistics:
Three Months Ended

	September 30	June 30	March 31	December 31	September 30
	2014	2014	2014	2013	2013

Average assets	$412,761	$419,630	$414,089	$408,792	$413,293
Average earning assets	381,471	387,457	381,485	375,658	380,154
Average loans	308,087	303,489	303,438	298,833	307,618
Average interest-bearing deposits	301,378	309,820	305,239	298,646	298,972
Average deposits	343,287	350,943	346,089	340,938	340,067
Average equity	37,328	36,501	36,213	38,469	37,937
Average common equity	29,669	28,842	28,046	27,548	27,023

Return on average assets	0.89%	0.70%	0.68%	0.68%	0.22%
Return on average equity	9.88%	8.05%	7.74%	7.24%	2.44%

Efficiency ratio	69.41%	72.88%	72.73%	68.07%	72.66%
Non-interest income to average assets	0.73%	0.72%	0.62%	0.69%	0.77%
Non-interest expenses to average assets	3.02%	2.99%	3.00%	2.97%	3.15%
Net overhead to average assets	2.28%	2.27%	2.38%	2.28%	2.38%
Yield on loans	5.16%	5.13%	5.14%	5.42%	5.26%
Yield on investment securities (TE)	2.80%	2.94%	3.02%	2.97%	2.87%
Yield on average earning assets (TE)	4.61%	4.47%	4.53%	4.75%	4.66%
Cost of average interest bearing liabilities	0.81%	0.83%	0.83%	0.83%	0.89%
Net interest margin (TE)	3.91%	3.74%	3.81%	4.03%	3.88%
Number of FTE employees	98	99	98	100	100

Asset Quality Indicators:
Non-performing loans to total loans	0.50%	0.60%	0.65%	0.40%	1.94%
Non-performing assets to total assets	0.52%	0.60%	0.62%	0.49%	1.56%
Allowance for loan losses to total loans	1.58%	1.59%	1.60%	1.58%	1.60%
YTD net charge-offs (recoveries) to average loans, annualized	0.01%	(0.03)%	(0.06)%	1.22%	1.36%
YTD net charge-offs (recoveries)	25	(25)	(49)	3,718	3,101

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

	Nine Months Ended

	September 30	September 30
	2014	2013
Interest income	$12,765	$13,134
Interest expense	2,059	2,279
Net interest income	10,706	10,855

Provision for loan losses	275	2,200

Non-interest income:
Service charges on deposits	857	953
Other service charges and fees	492	452
Gain on sale of mortgage loans	151	241
Non-deposit brokerage fees	211	234
Lease income	225	223
BOLI income	141	170
Securities gains	74	37
Total	2,151	2,310

Non-interest expenses:
Personnel expense	4,532	4,240
Occupancy expense	1,462	1,425
Advertising and public relations	250	258
Professional fees	439	539
Data processing services	731	817
Franchise shares and deposit tax	437	428
FDIC insurance	224	261
Core deposit intangible amortization	248	253
Postage and office supplies	164	113
Other real estate owned expenses	67	38
Other	782	1,168
Total	9,336	9,540

Income before income taxes	3,246	1,425
Provision for income taxes	892	289
Net income	2,354	1,136

Dividends and accretion on preferred stock	390	571
Net income available for common shareholders	$1,964	$565
Basic earnings per common share	$1.00	$0.29
Diluted earnings per common share	$0.94	$0.27

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Key Operating Statistics:

	Nine Months Ended

	September 30	September 30
	2014	2013

Average assets	$415,487	$416,763
Average earning assets	383,470	384,127
Average loans	305,021	305,710
Average interest-bearing deposits	305,465	300,637
Average deposits	346,763	342,751
Average equity	36,685	38,810
Average common equity	28,858	27,385

Return on average assets	0.76%	0.36%
Return on average equity	8.58%	3.91%

Efficiency ratio	71.63%	71.30%
Non-interest income to average assets	0.69%	0.74%
Non-interest expenses to average assets	3.00%	3.06%
Net overhead to average assets	2.31%	2.32%
Yield on loans	5.14%	5.35%
Yield on investment securities (TE)	2.90%	2.87%
Yield on average earning assets (TE)	4.54%	4.66%
Cost of average interest bearing liabilities	0.82%	0.91%
Net interest margin (TE)	3.82%	3.87%

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Consolidated Statement of Condition:	As of	As of	As of
	September 30,	December 31,	December 31,
	2014	2013	2012
Cash and due from financial institutions	$ 9,010	$ 8,572	$9,549
Federal funds sold	4,230	28,490	25,250
Available for sale securities	62,248	51,633	46,639
Loans held for sale	-	-	61
Loans	310,877	295,068	298,754
Allowance for loan losses	(4,903)	(4,653)	(5,721)
Premises and equipment, net	10,801	11,054	11,568
Bank owned life insurance (BOLI)	7,947	7,806	7,587
Federal Home Loan Bank Stock, at cost	2,025	2,025	2,025
Accrued interest receivable	1,638	1,554	1,660
Deferred income taxes	1,596	2,279	2,180
Intangible assets	4,514	4,762	5,094
Other real estate owned	588	833	191
Other assets	446	752	1,719
Total Assets	$411,017	$410,175	$406,556

Deposits:
Noninterest bearing	$ 42,579	$ 39,967	$ 41,725
Savings, NOW and money market	138,214	143,602	111,194
Time	156,392	159,382	178,814
Total deposits	$337,185	$342,951	$331,733
FHLB advances and other borrowings	29,000	22,000	26,000
Subordinated debentures	5,000	5,000	5,000
Accrued interest payable	231	243	238
Other liabilities	1,967	1,634	2,019
Total Liabilities	373,383	371,828	364,990
6.5% Cumulative preferred stock	7,659	7,659	7,659
Series A preferred stock	-	3,266	6,519
Common stock	27,072	27,072	27,072
Retained earnings (deficit)	2,617	653	(430)
Accumulated other comprehensive income (loss)	286	(303)	746
Total Stockholders’ Equity	37,634	38,347	41,566
Total Liabilities and Stockholders’ Equity	$411,017	$410,175	$406,556

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

	September 30, 2014	December 31, 2013	December 31, 2012
Capital Ratios:
Tier 1 leverage	9.23%	9.57%	10.20%
Tier 1 risk-based capital	11.30%	12.56%	13.16%
Total risk based capital	12.55%	13.81%	14.41%
Tangible equity ratio (1)	8.15%	8.28%	9.08%
Tangible common equity ratio (1)	6.26%	5.59%	5.55%
Book value per common share	$15.22	$13.93	$13.91
Tangible book value per common share (1)	$12.93	$11.51	$11.32
End of period common share closing price	$11.79	$9.86	$8.78
_____________
(1)
The tangible equity ratio, tangible common equity ratio and tangible book value per common share, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered critical metrics with which to analyze banks.  The ratio and per share amount have been included to facilitate a greater understanding of the Company’s capital structure and financial condition.  See the Regulation G Non-GAAP Reconciliation table for reconciliation of this ratio and per share amount to GAAP.

Regulation G Non-GAAP Reconciliation:	September 30, 2014	December 31, 2013	December 31, 2012

Total shareholders’ equity (a)	$37,634	$38,348	$41,566
Less:
Preferred stock	(7,659)	(10,925)	(14,178)
Common equity (b)	29,975	27,423	27,388
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(417)	(665)	(997)
Tangible common equity (c)	25,461	22,661	22,294
Add:
Preferred stock	7,659	10,925	14,178
Tangible equity (d)	$33,120	$33,586	$36,472

Total assets (e)	$411,017	$410,175	$406,556
Less:
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(417)	(665)	(997)
Tangible assets (f)	$406,503	$405,413	$401,462
Shares outstanding (in thousands) (g)	1,969	1,969	1,969

Book value per common share (b/g)	$15.22	$13.93	$13.91
Tangible book value per common share (c/g)	$12.93	$11.51	$11.32

Total shareholders’ equity to total assets ratio (a/e)	9.16%	9.35%	10.22%
Tangible equity ratio (d/f)	8.15%	8.28%	9.08%
Tangible common equity ratio (c/f)	6.26%	5.59%	5.55%